UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2022

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2022, Susan Altschuller, Ph.D., ceased to serve as Senior Vice President and Chief Financial Officer of ImmunoGen, Inc. (the “Company”). Dr. Altschuller is on leave under the Family and Medical Leave Act of 1993, as amended, and will not be continuing employment with the Company at the conclusion of that leave. Dr. Altschuller’s departure is unrelated to the Company’s financial or business performance.

Effective upon Dr. Altschuller’s cessation of service as Senior Vice President and Chief Financial Officer, Renee Lentini, Vice President of Finance and Chief Accounting Officer of the Company, was appointed to serve as the Company’s interim Chief Financial Officer and designated as the Company’s principal financial officer in addition to her role as principal accounting officer while the Company engages in a search for a permanent replacement for Dr. Altschuller.

Ms. Lentini, age 45, has served as the Company’s Vice President and Chief Accounting Officer since January 2021. Ms. Lentini had previously served as the Company’s Corporate Controller since March 2019 and as the Company’s Senior Director, Finance since July 2017. Ms. Lentini joined the Company in 2004 and has served in various financial reporting and accounting positions of increasing responsibility, including oversight for global accounting, tax, and treasury. Ms. Lentini received a M.S. in Accounting from Stonehill College.

In connection with her appointment as interim Chief Financial Officer, Ms. Lentini’s base salary will increase from $330,000 to $360,000, effective as of September 30, 2022. Ms. Lentini is also entitled to receive a retention bonus equal to 30% of her base salary payable on October 1, 2023, subject to her continued employment with the Company. In addition, pursuant to the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan, Ms. Lentini received an award of 37,500 restricted stock units (“RSUs”), with each RSU representing the contingent right to receive one share of the Company’s common stock. The RSUs shall vest with respect to 40% of such RSUs on the one-year anniversary of the date of grant and with respect to the remaining 60% of such RSUs on the eighteen-month anniversary of the date of grant, in each case subject to Ms. Lentini’s continued employment with the Company.

In connection with Dr. Altschuller’s departure, on December 23, 2022, the Company and Dr. Altschuller entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which, in exchange for an effective release of claims, Dr. Altschuller will receive six months of her current base salary following the conclusion of her medical leave, which will be payable in accordance with the Company’s regular payroll practices. The Company will also pay COBRA premiums for Dr. Altschuller until December 31, 2023 if she elects COBRA continuation coverage, which payments will cease upon Dr. Altschuller’s entitlement to other health insurance coverage through a new employer, and will provide her with up to six months of outplacement assistance services.

Item 7.01 Regulation FD Disclosure.

On December 28, 2022, the Company issued a press release regarding its management transition. A copy of this press release is attached as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of ImmunoGen, Inc. dated December 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.

Date: December 28, 2022	/s/ Daniel S. Char____________________
Daniel S. Char
Senior Vice President and Chief Legal Officer